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                                                                     EXHIBIT 4.1

                               MAYTAG CORPORATION

                                       TO

                         BANK ONE, NATIONAL ASSOCIATION

                Trustee Under Indenture Dated as of June 15, 1987

                          Ninth Supplemental Indenture

                          Dated as of October 30, 2001

             Providing for issuance of Medium-Term Notes, Series E,

               Due from Nine Months to 30 Years from Date of Issue

                  THIS NINTH SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") dated as of the 30th day of October, 2001 between Maytag Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), having its principal office at Newton, Iowa, and Bank One, National Association, a national banking association duly organized and existing under the laws of the United States of America (the "Trustee"), Trustee under the Indenture dated as of June 15, 1987 between the Company and the Trustee (the "Original Indenture").

                              W I T N E S S E T H:

                  WHEREAS, the Original Indenture provides for the issuance from time to time thereunder, in series, of debt securities of the Company to provide funds for its corporate purposes; and

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                  WHEREAS, the Company desires, by this Supplemental Indenture, to create a series of Securities to be issuable under the Original Indenture and to be known as the Company's Medium-Term Notes, Series E, Due from Nine months to 30 Years from Date of Issue (the "Medium Term Notes"), the Medium Term Notes to be limited in aggregate initial offering price as set forth herein and the terms and provisions thereof to be as hereinafter set forth; and

                  WHEREAS, all things necessary to make the Medium Term Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

                  NOW, THEREFORE, THIS NINTH SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Medium Term Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of such Holders, as follows:

                  Section 1. Defined Terms. All terms used in this Supplemental Indenture which are defined in the Original Indenture have the meanings assigned to them in the Original Indenture, except that, for purposes of the Supplemental Indenture and the Medium Term Notes, the term "Business Day" shall mean, unless otherwise indicated in the terms of the particular Medium Term Note, any Monday, Tuesday, Wednesday, Thursday or Friday (a "Weekday") that in The City of New York is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close; provided, however, that with respect to Medium Term Notes that are denominated or payable in a currency other than U.S. dollars, such Weekday

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is also not a day on which commercial banks are authorized or obligated by law, regulation or executive order to close in the Principal Financial Center (as defined in Exhibit A) of the country issuing the Specified Currency (as defined in Exhibit A) (or, if the Specified Currency is euro, such Weekday is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided, further, that with respect to Medium Term Notes as to which LIBOR (as defined in Exhibit B) is the applicable Interest Rate Basis (as defined in Exhibit B), such Weekday is also a London Business Day (as defined in Exhibit B).

                  Section 2. Designation and Terms of the Medium Term Notes. There is hereby created by this Supplemental Indenture a series of Securities to be known and designated as the "Medium-Term Notes, Series E, Due from Nine Months to 30 Years from Date of Issue" of the Company. The Medium Term Notes shall be limited to $500,000,000 in aggregate initial offering price.

                  Each Medium Term Note shall have the particular terms (which need not be substantially identical to the terms of any other Medium Term Notes) established in accordance with or as contemplated by this Section 2. Each fixed rate Medium Term Note ("Fixed Rate Note") shall be in substantially the form attached as Exhibit A hereto, and each floating rate Medium Term Note ("Floating Rate Note") shall be in substantially the form attached as Exhibit B hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Original Indenture and this Supplemental Indenture.

                  Each of the Chairman of the Board, the President, the Chief Financial Officer and the Treasurer of the Company, or any of them individually (each an "Authorized Officer"), may,

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at any time and from time to time, on behalf of the Company, authorize the issuance of Medium Term Notes and in connection therewith establish, or, if all of the Medium Term Notes of such series are not originally issued at one time, to the extent deemed appropriate, prescribe the manner of determining within any limitations established by such Authorized Officer (subject in either case to the limitations set forth in this Supplemental Indenture and the Original Indenture), the following:

     (1) the currency in which the Medium Term Notes will be denominated;

     (2) the date or dates on which the principal of the Medium Term Notes is payable;

     (3) the rate or rates (or method by which determined) at which the Medium Term Notes shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Dates for the interest payable on any Interest Payment Date;

     (4) the place or places where the principal of (and premium, if any) and interest on Medium Term Notes shall be payable;

     (5) the period or periods within which, the price or prices at which and the terms and conditions upon which Medium Term Notes may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

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     (6) the obligation, if any, of the Company to redeem or purchase Medium
Term Notes pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Medium Term Notes shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

     (7) if other than denominations of $1,000 and integral multiples of $1,000 in excess thereof the denominations in which Medium Term Notes shall be issuable;

     (8) if other than the principal amount thereof, the portion of the principal amount of Medium Term Notes which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Original Indenture;

     (9) additional Events of Default with respect to the Medium Term Notes, if any, other than those set forth in the Original Indenture;

     (10) whether the Medium Term Notes shall be issued in whole or in part in the form of one or more Global Notes (as defined in Section 4 hereof) and, in such case, the Depositary for such Global Note or Notes, which Depositary must be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

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     (11) any other terms of the Medium Term Notes (which terms shall not be inconsistent with the provisions of this Supplemental Indenture or the Original Indenture).

     In connection with the Medium Term Notes, the officers of the Company specified in the Original Indenture may execute and deliver one or more Officers' Certificates setting forth, or, if all of the Medium Term Notes are not originally issued at one time, to the extent deemed appropriate describing the manner of determining, the foregoing terms of the Medium Term Notes, established or prescribed, as the case may be, in accordance with the foregoing.

     Each Medium Term Note will be dated and issued as of the date of its authentication by the Trustee. Each Medium Term Note shall also bear an Original Issue Date (as hereinafter defined) which, with respect to any Medium Term Note (or any portion thereof), shall mean the date of its original issue, as specified in such Medium Term Note (the "Original Issue Date"), and such Original Issue Date shall remain the same if such Medium Term Note is subsequently issued upon transfer, exchange, or substitution of such Medium Term Note regardless of its date of authentication. Principal on any Medium Term Note shall become due and payable from nine months to 30 years from the Original Issue Date of such Medium Term Notes, as specified in such Medium Term Note.

     The Places of Payment for the principal of and premium, if any, with respect to Medium Term Notes shall be the City of Chicago, Illinois and The City of New York. Interest, if any, on the Medium Term Notes will be paid by check, draft or wire, as specified in the terms thereof. The Trustee shall be the paying agent ("Paying Agent") for the Medium Term Notes.

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     Payments of principal of (and premium, if any) and interest on each Medium
Term Note will be made in Dollars or such other currency as shall be specified in the particular Medium Term Note. If specified in a particular Medium Term Note, the amount of principal payable on such Medium Term Note will be determined by reference to an index or formula described therein.

     Unless otherwise indicated in the terms of a particular Medium Term Note, the "Regular Record Date" with respect to any Floating Rate Note shall be the date 15 calendar days prior to each Interest Payment Date, whether or not such date shall be a Business Day, and the "Regular Record Date" with respect to any Fixed Rate Note shall be the February 1 and August 1 next preceding the February 15 and August 15 Interest Payment Dates.

     Unless otherwise indicated in the terms of a particular Medium Term Note and except as provided below, the Interest Payment Dates for Floating Rate Notes will be, in the case of Floating Rate Notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified on the face thereof; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December of each year, as specified on the face thereof; in the case of Floating Rate Notes that reset semi-annually, the third Wednesday of each of two months of each year, as specified on the face thereof; and in the case of Floating Rate Notes that reset annually, the third Wednesday of one month of each year, as specified on the face thereof, and in each case, at Maturity.

     Notwithstanding the provisions of Section 303 of the Original Indenture, it shall not be necessary to deliver the documents described therein at or prior to the time of authentication of each Medium Term Note, if such documents are delivered at or prior to the

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authentication upon original issuance of the first Medium Term Note created by this Supplemental Indenture.

     Section 3. Redemption of Medium Term Notes. Each Medium Term Note may be redeemed by the Company in whole or in part if so provided pursuant to the terms of such Medium Term Note issued by the Company. Notwithstanding the provisions of Section 1103 of the Original Indenture, the Company may redeem any Medium Term Note which by its terms is redeemable prior to Stated Maturity without also redeeming any other Medium Term Note which is redeemable prior to Stated Maturity. The selection of Medium Term Notes to be redeemed prior to Stated Maturity shall be in the sole discretion of the Company.

     Section 4. Global Notes. For the purposes of this Section 4, the term "Agent Member" means a member of, or participant in, a Depositary; the term "Depositary" means, with respect to Medium Term Notes issuable or issued in whole or in part in the form of one or more Global Notes, the Person designated as Depositary by the Company pursuant to Section 2 hereof, and if at any time there is more than one such Person, "Depositary" as used with respect to the Medium Term Notes shall mean the respective Depositary with respect to the particular Medium Term Notes; and the term "Global Note" means a global certificate evidencing all or part of the Medium Term Notes issued to the Depositary and registered in the name of such Depositary or its nominee.

     Notwithstanding Section 305 of the Original Indenture, except as otherwise specified as contemplated by Section 2 hereof, any Global Note shall be exchangeable for Medium Term Notes in certificated form only as provided in this paragraph. A Global Note shall be exchangeable for Medium Term Notes in certificated form pursuant to this Section if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for

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such Global Note and a successor depository is not appointed by the Company within 90 days after the Company receives such notice, or if the Depositary ceases to be a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act, (y) the Company in its sole discretion determines not to have one or more Medium Term Notes represented by one or more Global Notes or
(z) an Event of Default with respect to the Medium Term Notes represented by such Global Note shall have occurred and be continuing. Any Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for Medium Term Notes in certificated form, bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, Stated Maturity and other terms and of differing denominations aggregating a like amount. Such definitive Medium Term Notes shall be registered in the names of the owners of the beneficial interests in such Global Note as such names are from time to time provided by the relevant participants in the Depositary holding such Global Note (as such participants are identified from time to time by such Depositary).

     If at any time the Depositary for the Medium Term Notes notifies the Company that it is unwilling or unable to continue as Depositary for the Medium Term Notes or if at any time the Depositary for the Medium Term Notes shall no longer be eligible under this Section, the Company shall appoint a successor Depositary with respect to the Medium Term Notes. If a successor Depositary for the Medium Term Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Medium Term Notes in certificated form, will authenticate and deliver Medium Term Notes in certificated form in an aggregate principal amount equal to the principal amount

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of the Global Note or Notes representing such Medium Term Notes in exchange for such Global Note or Notes.

     No Global Note may be transferred except as a whole by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners solely of beneficial interests in a Global Note shall not be entitled to receive physical delivery of Medium Term Notes in certificated form and will not be considered the Holders thereof for any purpose under the Original Indenture or this Supplemental Indenture.

     Any Global Note that is exchangeable pursuant to this Section 4 shall be exchangeable for Medium Term Notes issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof (in the case of Dollar denominated Medium Term Notes) or the denominations described in the Medium Term Note (in the case of Medium Term Notes denominated in a foreign currency) and registered in such names as the Depositary that is the Holder of such Global Note shall direct.

     In the event that a Global Note is surrendered for redemption in part pursuant to the Original Indenture, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Note, without service charge, a new Global Note in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Note so surrendered.

     The Agent Members shall have no rights under the Original Indenture or this Supplemental Indenture with respect to any Global Note held on their behalf by a Depositary, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Note for all purposes whatsoever. Notwithstanding

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the foregoing, nothing herein shall prevent the Company, the Trustee or any
Agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Medium Term Note, including without limitation the granting of proxies or other authorization of participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Original Indenture.

     Section 5. Determination of Outstanding Medium Term Notes. In determining whether the Holders of the requisite principal amount of the Outstanding Medium Term Notes have given any request, demand, authorization, direction, notice, consent or waiver under the Original Indenture, the principal amount of a Medium Term Note shall be the Dollar or other Specified Currency amount, determined on the date of original issuance of such Medium Term Note, of the initial offering price (or, in the case of a Medium Term Note which is an Original Issue Discount Security, the Dollar or other Specified Currency equivalent on the date of the original issuance of such Note of the amount of principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 502 of the Original Indenture) of such Medium Term Note.

                              T E S T I M O N I U M

     This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       MAYTAG CORPORATION


                                       By: /s/ Steven H. Wood
                                           -------------------
                                           Name:  Steven H. Wood
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

ATTEST:

/s/ Scott R. Williams
---------------------

                                                  (CORPORATE SEAL)



                                       BANK ONE, NATIONAL ASSOCIATION


                                       By: /s/ Mietka Collins
                                           ------------------
                                           Name:  Mietka Collins
                                           Title: Account Representative

ATTEST:

/s/ R. Johnson
--------------

                                                  (CORPORATE SEAL)



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STATE OF ILLINOIS )
                  ) ss:
COUNTY OF COOK    )


     On this 30th day of October, 2001, before me personally came Mietka Collins to me known, who, being by me duly sworn, did depose and say that such person is Account Representative of Bank One, National Association, one of the corporations described in and which executed the above instrument; that such person knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was affixed by the authority of the Board of Directors of said corporation; and that such person signed such person's name thereto by like authority.

                                       /s/ Joanne J. Salerno
                                       ---------------------
                                       Notary Public

                                       My Commission expires:

                                       6/7/03
                                       ------

[Notary Seal]


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STATE OF IOWA     )
                  )  ss:
COUNTY OF JASPER  )


     On this 30th day of October, 2001 before me personally came Steven H. Wood, to me known, who being by me duly sworn, did depose and say that he is EVP & CFO of Maytag Corporation, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                       /s/ Judy K. Petersen
                                       --------------------
                                       Notary Public

                                       My Commission expires:

                                       July 24, 2004
                                       -------------

[Notary Seal]

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